Exhibit 10.1

BIG BSP INVESTMENTS, LLC

75 Broad Street, Suite 2110

New York, New York 10004

June 16, 2020

Broad Street Operating Partnership, L.P.

c/o Broad Street Realty, Inc.

7250 Woodmont Avenue, Suite 350

Bethesda, Maryland 20814

Re: Broad Street BIG First OP LLC (the “Company”)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Operating Agreement of Broad Street BIG First Op LLC, dated as of December 27, 2019, among the Company, the undersigned, as the Class A Member, and you, as the Class B Member (the “Operating Agreement”). Capitalized terms used in this letter without definition shall have the meanings set forth in the Operating Agreement, and references to a “Section” in this letter refers to a section of the Operating Agreement.

You have advised us that the Company requires funds for the payment, by its Subsidiaries which own the Properties located at 1234 Richmond Road, Williamsburg, Virginia, 220 Monticello Avenue, Williamsburg, Virginia, 9031 West Broad Street, Richmond, Virginia, 6617-6737 Annapolis Road, Landover Hills, Maryland, 4801 Marlboro Pike, Capitol Heights, Maryland, and 2644-2700 Dekalb Pike, East Norriton, Pennsylvania (such Subsidiaries being collectively referred to as the “Property Owners”), of debt service and tax and insurance escrows (collectively, “Mortgage Loan Payments”) under the Mortgage Loan affecting those Properties, due to the decrease in receipts of rents due to the coronavirus pandemic and the resulting store closures and reduced revenues from stores that remain open. You have advised us that Company requested that you contribute the amount of $2,428,000.00 required to pay such items, which constitute Required Costs under Section 3.2A, and when you indicated that you did not have the funds to satisfy that request, the undersigned made a similar request under Section 3.2B, which you indicated that you could not satisfy for the same reason.

Accordingly, as you did not make the necessary contribution to pay Required Costs as described above, the undersigned, as the Class A Member of the Company, has elected to provide the sum of $2,428,000.00 as a Capital Contribution under Section 3.2C(ii) (the “$2,428,000 Contribution”), which shall be contributed to the Property Owners for the purpose of making Mortgage Loan Payments. The $2,428,000 Contribution shall be shown on the books and records of the Company and on the books and records of the Property Owners, as capital contributions to the Property Owners, in the following amounts: (i) $305,089.00 to BSV Colonial Owner LLC (which capital contribution shall be made through its Holding Company, BSV Colonial Investor LLC); (ii) $355,937.00 to BSV Lamonticello Owner LLC (which capital contribution shall be made through its Holding Company, BSV Lamonticello Investors LLC), (iii) $421,313.00 to BSV West Broad Commons LLC (which capital contribution shall be made through its Holding Company, BSV West Broad Investors LLC), (iv) $432,210.00 to BSV Crestview Square LLC, (v) $386,809.00 to BSV Coral Hills LLC (which capital contribution shall be made through its Holding Company, BSV Coral Hills Investors LLC) and (vi) $526,642.00 to BSV Dekalb LLC.

The undersigned hereby waives (i) its right to receive the Enhanced Class A Return on the $2,428,000 Contribution to the extent that the Enhanced Class A Return Rate exceeds the rate of thirteen (13%) percent per annum, compounded monthly, and (ii) its right to receive the return of the $2,428,000 Contribution pursuant to Section 4.1C(ii) of the Operating Agreement.

The Class B Member may cause the $2,428,000 Contribution to be returned to the Class A Member prior to the date(s) on which it must be returned to the Class A Member under the Operating Agreement, in whole or in part, in increments of $500,000 or more (except that the last payment shall equal the then unreturned portion of the $2,428,000 Contribution, if less than $500,000).

The Capital Contribution referenced above shall be deposited by the Property Owners into a special debt service payment account held and controlled by the lender under the Mortgage Loan, pursuant to an Amendment to Loan Agreement between the Property Owners, as borrowers, and such lender, and applied on behalf of the Property Owners to (i) the Mortgage Loan Payments for the month of May, 2020 and (ii) to Mortgage Loan Payments for subsequent months, subject to the following conditions: (i) no Changeover Event shall have occurred and then be continuing, (ii) Manager will make a written request for application of funds to a particular Property Owner’s Mortgage Loan Payments for a particular month not later than the date that is five (5) days prior to the date on which the applicable monthly Mortgage Loan Payments are due or the applicable Payment Date, and (iii) the request shall be for an amount that equals the actual deficiency in cash flow from operations necessary to pay the then applicable monthly Mortgage Loan Payments, as calculated by the Class A Member, provided that such calculation shall use expenses from the Approved Budget and not actual expenses. Notwithstanding the above, a maximum of $404,667.00 may be applied to Mortgage Loan Payments in any calendar month.

This letter may be signed in counterparts, and signed counterparts may be sent by facsimile or electronic transmission.

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Please indicate your agreement with the foregoing by signing a copy of this letter where provided below.

Very truly yours,

BIG BSP INVESTMENTS, LLC, as the Class A Member

By:	/s/ Richard Cadigan
Name:	Richard Cadigan
Title:	Authorized Signatory

AGREED TO:

BROAD STREET OPERATING PARTNERSHIP, L.P.,
as Class B Member and Manager

By:	Broad Street OP GP, LLC,
its General Partner

By:	/s/ Michael Z. Jacoby
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer